EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of June 18, 1997 by and among PHARMASYSTEMS COST CONTAINMENT CORP., a Florida corporation (the "BUYER"), JOSE L. RODRIGUEZ, M.D., MARIA RODRIGUEZ and CARLOS
M. MARIN (collectively, the "SELLERS").

                                    RECITALS:

      WHEREAS, Advanced Respiratory Care, Inc., a Florida corporation (the "COMPANY"), is currently engaged in the sale and leasing of durable medical equipment (the "BUSINESS"); and

      WHEREAS, Jose L. Rodriguez, M.D. owns 30,000 Shares (as defined herein), Maria Rodriguez owns 10,000 Shares and Carlos Marin owns 10,000 Shares, which together equals one hundred percent (100%) of the issued and outstanding common stock of the Company (the "SHARES"); and

      WHEREAS, the Sellers have been involved with the business operations of the Company and have knowledge regarding the Company's business operations; and

      WHEREAS, the Sellers desire to sell and Buyer desires to purchase the Shares on the terms and subject to the provisions of this Agreement.

      NOW,  THEREFORE,  in  consideration  of the  representations,  warranties, covenants, agreements and recitals contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                 THE TRANSACTION

      1.1. SALE AND PURCHASE OF THE PURCHASED SHARES. Upon the terms and subject to the conditions of this Agreement and in consideration of the Purchase Price (as defined herein), the Sellers shall sell, assign, transfer and deliver the Shares to Buyer, and Buyer shall purchase from Sellers and take delivery of the Shares pursuant to the terms of Section 1.3 hereto.

      1.2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Shares shall consist solely of 936,329.58 shares (the "PSCCC SHARES") of the $0.001 par value per share common stock of the Buyer.

      1.3.  SHARES ESCROWED AT CLOSING.

            (a) At the Closing the PSCCC Shares (the "ESCROWED SHARES") shall be placed in escrow with Kirkpatrick & Lockhart LLP (the "ESCROW Agent"). The terms of this escrow shall provide that, subject to the release provisions described in Section 1.3(b) hereto, the Escrowed Shares shall be held in escrow for one
(1) year to insure the financial performance of the Company. The form of the Escrow Agreement is attached hereto as EXHIBIT "A."

            (b)  PSCCC  hereby  agrees to  release  the  lesser  of (i)  250,000
Escrowed Shares, or (ii) any remaining Escrowed Shares within ten (10) days after the end of each three month period following the Closing Date (as defined herein) during which the Company fully satisfies the performance parameters as prescribed by the Buyer's board of directors for the applicable period. The
Escrowed Shares shall be delivered to the Sellers by the Escrow Agent in accordance with their ownership interest in the Company as set forth in the recitals.

      1.4. CLOSING. Provided that all applicable conditions precedent are fully satisfied or waived by the appropriate party, the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby (the "CLOSING") shall take place at 10:00 a.m., local time, on June __, 1997 and shall be effective as of 11:59 p.m. local time on that date at the offices of Kirkpatrick & Lockhart LLP, Miami Center, Suite 2000, 201 South Biscayne Blvd., Miami, Florida, or at such other time, date or place as the parties agree (the "CLOSING DATE").

      1.5. TERMINATION. Any party hereto may terminate this Agreement and the transactions contemplated herein, and have no obligations or liabilities to the other parties hereto other than the provisions of Sections 6.3, 6.10 and 6.13 hereof, which shall survive such termination, if the Closing does not occur on or before June 30, 1997. Notwithstanding any other provision hereof, the Buyer may, at its sole option, terminate this Agreement and the transactions contemplated herein, and have no obligations or liabilities to the Sellers (except for the provisions of Sections 6.3, 6.10 and 6.13 hereof), if the Buyer is not, in its sole discretion, completely satisfied with the results of the due diligence investigation described in Section 4.1(a) hereof.


                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF SELLERS

      As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Sellers hereby jointly and severally represent and warrant to the Buyer as follows:

      2.1. ORGANIZATION; STANDING; CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the full corporate power to own or lease and operate its properties and to carry on the Business. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified on Schedule 2.1. Attached hereto as EXHIBIT "C" are true and correct copies of the Company's Articles of Incorporation and Bylaws.

      2.2. POWER AND AUTHORITY. Each of the Sellers has the power, legal capacity and authority to execute and deliver this Agreement and the other agreements and instruments for which provision is made herein to be executed and delivered by Sellers and to perform their obligations under this Agreement and such other agreements and instruments to which each of them will be a party. This Agreement and such other agreements and instruments constitute legally valid and binding obligations of the Sellers enforceable against each of them in accordance with their respective terms. All actions on the part of the Sellers necessary for the authorization, execution, delivery and performance of this Agreement by each of them will be performed on or prior to the Closing Date.

      2.3. SHARES; CAPITALIZATION. The authorized capital stock of the Company consists solely of 50,000 shares of common stock, $0.01 par value per share, of which 50,000 shares are issued and outstanding. All of the Shares are owned of record, legally and beneficially by the Sellers. The Shares are free and clear of any and all security interests, liens, claims, encumbrances, and rights of any kind or nature whatsoever (collectively, "ENCUMBRANCES"), and upon delivery of the Shares hereunder, Buyer will acquire good and marketable title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by the Company's charter documents and by


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applicable  statutes,  there exist no Securities Rights (as defined herein) with respect to the Shares. All rights and powers to vote the Shares are held exclusively by the Sellers. All of the Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable laws and regulations. The certificates representing the Shares to be delivered to the Escrow Agent at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "SECURITIES RIGHTS" means, with respect to the Shares, any options, warrants, subscription rights, conversion rights (including, without limitation, rights associated with convertible debt), rights of first refusal, other rights, proxies, puts, calls, demands, plans, commitments, agreements, understandings or arrangements of any kind relating to the Shares (whether issued or unissued) or any other securities convertible into or exchangeable for Shares, and includes all written or unwritten contractual rights relating to the
issuance,  sale,  assignment,   transfer,  purchase,   redemption,   conversion,
exchange, registration or voting of the Shares and all rights conferred by the Company's governing documents and by any applicable agreement.

      2.4. SUBSIDIARIES AND INVESTMENTS. Except as otherwise listed on Schedule 2.4, the Company does not own or control (directly or indirectly) nor has the Company ever owned or controlled (directly or indirectly) any shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity.

      2.5. FINANCIAL STATEMENTS. The balance sheet (the "BALANCE SHEET") of the Company as of March 31, 1997 (the "BALANCE SHEET DATE") and the related statements of income for the twelve month period then ended (the Balance Sheet and the related statements of income are referred to herein as the "FINANCIAL STATEMENTS") are set forth on Schedule 2.5. The Financial Statements accurately present, in accordance with generally accepted accounting principles consistently applied ("GAAP"), the financial position of the Company on the Balance Sheet Date and the results of its operations for such twelve month periods.

      2.6. LIABILITIES AND OBLIGATIONS. The Company has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, which individually or in the aggregate would have a material adverse effect on the Company's financial condition, except (a) those reflected or reserved against on the Balance Sheet in the amounts shown therein; and (b) those that have arisen in the ordinary course of business of the Company after the Balance Sheet Date through the Closing Date, none of which, individually or in the aggregate, has had or will have a material adverse effect on the Business or financial condition of the Company.

      2.7. NO CHANGES. Since the Balance Sheet Date the Company has conducted its business only in the ordinary course, and there has not been any change in any applicable set of circumstances or conditions that would have a material adverse effect on the Company's financial condition.

      2.8. REAL PROPERTY. Schedule 2.8 sets forth a complete and accurate list of all the real property owned or leased by the Company (the "REAL PROPERTY"). There are no claims, actions, suits or other proceedings pending or threatened which involve any part of the Real Property, and the Real Property is not in violation of any Laws (as defined herein).

      2.9. TITLE. The Company has good title to all of the assets (the "ASSETS") used in the operation of the Business, and all of such Assets are reflected on the Balance Sheet or, under GAAP, are not required to be reflected thereon.

      2.10. CONTRACTS. Schedule 2.10 sets forth a complete and accurate list of all the Contracts (as defined herein) of the Company. "CONTRACT" shall mean any formal or informal agreement, whether written or unwritten, to which


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the  Company  is a party or by which the  Company  or the Shares are bound and which by its terms obligates the Company to pay a total of more than $10,000.00.

      2.11. PERMITS. The Company holds all material permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law in connection with the Business (collectively, "PERMITS"). Each Permit is in effect, and the Company is in compliance with and has fulfilled and performed its obligations under each Permit.

      2.12. LABOR RELATIONS. Except as otherwise listed on Schedule 2.12 hereto,
(a) the Company has complied in all material respects with all applicable Laws, rules and regulations which relate to wages, hours and discrimination in employment and no penalties could be assessed for failure to comply with any of the foregoing; (b) no condition or state of facts or circumstances exists in connection with or involving any of the Company's employees or former employees which could have a material adverse effect on the Company's financial condition;
(c) the Company is not a party to any collective bargaining agreement; (d) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any obligation on the part of the Company to make any payment to any past or current officer, director, employee of agent of the Company; and (e) the Company's relations with its employees are good.

      2.13. INTELLECTUAL PROPERTY RIGHTS. The name "Advanced Respiratory Care, Inc." is valid and is not the subject of any interference, opposition, reexamination or cancellation. No person is infringing upon, or intends to infringe upon, this name, and the Company's use of this name is not infringing upon the intellectual property rights of any other person.

      2.14. CUSTOMERS AND SUPPLIERS. No condition or state of facts or circumstances exists in connection with or involving the Company's customers, former customers, suppliers or former suppliers which could have a material adverse effect on the Company's Business or financial condition.

      2.15. NO VIOLATION OF LAW; LITIGATION.

            (a) The execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their respective obligations hereunder and the consummation of the transactions contemplated hereunder will not result in (i) a violation of any applicable law, statute, rule, regulation, writ, order, judgment or decree (each, a "LAW") of any domestic or foreign court or governmental, administrative or regulatory authority, agency or instrumentality (each, a "GOVERNMENTAL AUTHORITY") applicable to the Company, the Shares or the Sellers; or (ii) the breach of, or constitute a default under, any agreement or instrument to which any of the Sellers is a party or by which the Sellers, the Company, or the Shares are bound.

            (b) Schedule 2.15(b) sets forth all Litigation (as defined herein) which is pending or threatened against the Company, the Shares or the Sellers. No Litigation is pending or threatened that seeks to prevent, delay or challenge the consummation of the transactions contemplated by this Agreement. "LITIGATION" means any claim, action, suit, proceeding or investigation at law or in equity or otherwise in, before or by any Governmental Authority or before any public or private arbitrator or arbitration board or panel.

      2.16. BROKERS. The Sellers have not directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent; or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, commission or any other similar form of compensation.



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




      2.17. NO CONSENTS. No consent, approval, authorization or other action by, or filing with, any Governmental Authority (each, a "GOVERNMENTAL Approval") or other third party is required to be obtained or made by the Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      2.18. NO CONFLICTS. The execution, delivery, performance and compliance with the terms of this Agreement by the Sellers do not and will not, and consummation of the transactions contemplated by this Agreement will not: (a) result in the violation of the by-laws or any other governing documents of the Company; (b) result in the breach of, or constitute a default under, or permit the acceleration of any obligation under, any Contract to which the Company or the Sellers are a party or by which the Company, the Sellers or the Shares are bound; (c) result in the mandatory acceleration, redemption, payment or prepayment of any material obligation of the Company or the Sellers under any such agreement or instrument or afford the holder of any such obligation the right to require the Company or the Sellers to purchase, redeem or otherwise acquire, reacquire or repay any such obligation; or (d) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing.

      2.19. TAXES.

            (a) The Sellers and the Company have filed when due all federal, foreign, state and local Tax (as defined herein) returns, information returns, reports and estimates required to be filed by the Company or on its behalf by Sellers on or before the Closing Date. Except as described on Schedule 2.19, all such returns, reports and estimates (i) were prepared by one of the Sellers, or the Company, as applicable, in the manner required by all applicable Laws, (ii) are correct and complete, and (iii) accurately reflect the Company's liability for Taxes.

            (b) The Company has paid or has, in accordance with GAAP, provided a sufficient reserve on the Balance Sheet for the payment of all federal, foreign, state and local Taxes with respect to all periods, or portions thereof, ending on or prior to the Balance Sheet Date and such Taxes paid or provided for include those for which the Company may be liable in its own right or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity. The Company has no liability for any Taxes not reflected on the Balance Sheet.

            (c) The Company has, in compliance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE") and all other applicable Laws, (i) withheld amounts from its employees; (ii) filed all federal, foreign, state and local returns and reports and paid all Taxes with respect to employee income Tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending before the Closing Date; and
(iii) made all required deposits of Taxes.

            (d) Except as set forth on Schedule 2.19, there are no examinations, investigations or claims by any taxing authority of competent jurisdiction pending or threatened against the Sellers or the Company, for any Taxes due before the Closing Date, and there has been no waiver of any applicable statute of limitations or extension of the time for the assessment of any Tax against any of the Sellers or the Company.

            (e) Neither the Company nor any of the Sellers is a party to any Tax allocation or sharing agreement.

            (f) "TAXES" or "TAX" means all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, intangible or windfall profit taxes, customs duties or other taxes of any kind whatsoever applicable to the Company, together with any interest and


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any penalties,  additions to tax, or additional  amounts imposed with respect to
Taxes by any Governmental Authority upon the Company.

      2.20. ENVIRONMENTAL MATTERS.

            (a) Except as set forth on Schedule 2.20, in connection with all Environmental Laws (as defined herein):

                  (i) neither the Company, nor any of the Sellers, have received written notice of any claim from any Governmental Authority or any third party that the operation of the Business of the Company violates or has violated any applicable Environmental Laws;

                  (ii) neither the Company nor any of the Sellers have received from any Governmental Authority or any third party any written request for information seeking to determine whether, or any notification to the effect that, the Company may be responsible for damages, investigation, removal or remediation relating to the Release (as defined herein) or threatened Release of any Regulated Substance (as defined herein) at any property currently or previously owned or operated by the Company or at any other site;

                  (iii) the Company and the Business are in compliance in all material respects with all applicable Environmental Laws, and the Company and the Business have been in compliance in all material respects with all applicable Environmental Laws.

                  (iv) no Regulated Substances have been or are being Released on or to any property owned or operated by the Company, except Releases that were specifically authorized by and made in compliance with a Governmental Approval;

                  (v) no Regulated Substances have been or are being Released on or to any property owned or operated by the Company creating an Environmental Condition (as defined herein) on such property that under any Environmental Law currently in effect (a) imposes or could reasonably be expected to impose liability for removal, remediation, or other cleanup, or damages, (b) could have a material adverse effect on the value of the property, the Company or the Business, or (c) could result in the imposition of a lien on the property of the Company.

                  (vi) no Regulated Substances are stored or located on the properties owned or operated by the Company except for inventories of raw materials and supplies used or to be used in the ordinary course of business of the Company and intermediate and finished goods, each of which are managed in compliance with applicable Environmental Laws;

                  (vii) there are no polychlorinated biphenyls or asbestos which are located on, contained in, or otherwise form a part of, the assets or properties of the Company.

            (b) The Company has obtained and holds all Governmental Approvals required under applicable Environmental Laws for the ownership, use, occupation, and operation of the Business, the Real Property, any other properties owned or leased by the Company and all other business activities of the Company. The Company has made all filings, reports, registrations, or other submissions required under Environmental Laws with respect to the ownership, use, occupation, and operation of the Business, the Real Property or any other properties owned or leased by the Company, and all other business activities of the Company.

            (c) All Governmental Approvals which are necessary under existing Environmental Laws for the ownership, use, occupation, and operation of the Business, the Real Property or any other properties owned or leased by the Company are set forth in Schedule 2.20(c) hereto. Each of the Governmental


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Approvals  set forth in  Schedule  2.20(c)  is in full  force and  effect and is final, any fixed period for appeal or review having elapsed (other than as to ongoing compliance or modification during the term of such Governmental Approval as otherwise provided by law). No such Governmental Approval is subject to any pending suit, action, inquiry, investigation, proceeding or appeal.

            (d)   Except as provided in Schedule 2.20(d):

                  (i) the Company, its Predecessors (as defined herein) have complied with, and are in compliance with: (a) the terms and conditions of all Governmental Approvals issued or required pursuant to any Environmental Law, and
(b) all other limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law, or in any notice, order, or demand letter issued, entered, promulgated, or approved pursuant to any Environmental Law;

                  (ii) none of the Company, its Predecessors nor any of the Sellers have received any notice of violation or other notification from any Governmental Authority alleging that the Company or its Predecessors, or the Real Property or any other property owned or leased by the Company or its Predecessors is in violation of any Environmental Law; and

                  (iii) none of the Company, its Predecessors, the Real Property or any other property owned or leased by the Company or its Predecessors are subject to, or have been subject to, any administrative or judicial proceedings or investigations pursuant to any Environmental Law.

            (e) Except as set forth on Schedule 2.20(e), there are not now, and there have not been previously, any underground storage tanks on or at any property owned, leased or operated by the Company, the Sellers or its Predecessors.

            (f) None of the Company, its Predecessors, nor any of the Sellers;

                  (i)   disposed,   discharged,   or  released   any   Regulated
                        Substance at;

                  (ii)  arranged for the disposal of any Regulated Substance at;

                  (iii) transported any Regulated Substance to; or

                  (iv)  owned or operated

any site or facility that is listed or proposed for listing on the National Priority List under CERCLA, or that is listed or proposed for listing or has otherwise been identified as a hazardous substances release site by any state regulating authority.

            (g) All sites, facilities, or other business operations at which or with whom the Company or its Predecessors disposed or arranged for treatment or disposal or for transportation for treatment or disposal of any Regulated Substance are set forth in Schedule 2.20(g) hereto. All sites, facilities, or other business operations at which the Company or its Predecessors treated or disposed or arranged for treatment or disposal or for transportation for treatment or disposal of such Regulated Substances held at the time of treatment or disposal or arrangement for transportation for treatment or disposal all Government Approvals necessary to accept, transport, and/or dispose of such Regulated Substances, and none of such sites, facilities or other business operation is or could reasonably be expected to be the subject of an action for removal, remediation or other cleanup, damage to natural resources, or violation of any Environmental Law.



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            (h) For purposes of this  Agreement,  the following terms shall have the following meanings:

                  (i) "ENVIRONMENTAL CONDITION" means the presence of a Regulated Substance (other than a naturally-occurring substance) on or at a property (including, but not limited to, the presence in surface water, groundwater, soils or subsurface strata).

                  (ii) "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, rule, regulation, ordinance, code, or policy having the force of law relating to protection of the environment, natural resources, or public or employee health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation or disposal of Regulated Substances, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, ET SEQ.; the National Environmental Policy Act, 42 U.S.C. ss. 4321; the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, ET SEQ.; the Hazardous MaterialS Transportation Act, 49 U.S.C. ss. 1801; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701, ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., The Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ., and counterpart state and local laws, and regulations adopted thereunder.

                  (iii) "PREDECESSOR" means a predecessor entity which has been merged with the Company, or the predecessor owner or operator of any of the property or assets owned or operated by the Company, where the Company is liable (whether by reason of the contractual assumption of liabilities, indemnification obligations or by other operation of law) for the actions or inactions of such predecessor.

                  (iv) "REGULATED SUBSTANCE" means any pollutant, contaminant, hazardous substance, hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, or hazardous waste, that is defined as such and is subject to regulation under any applicable Environmental Law.

                  (v) "RELEASE" means the spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposal of any Regulated Substance into surface water, groundwater, soil, the land surface or subsurface, or ambient air. Release does not include a release of solids or liquids onto an impervious surface that is promptly contained and cleaned up, and that does not come into contact with soil, stormwater, surface water or groundwater.

      2.21. EMPLOYEE BENEFIT PLANS; LABOR RELATIONS. "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, bonus, severance or other incentive plan, medical, vision, dental or other health plan, life insurance plan or other employee benefit plan, arrangement, program or practice, including, without limitation, any "EMPLOYEE BENEFIT plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering any Employees ("EMPLOYEES") of the Company, and under which Employees of the Company are eligible to participate or derive a benefit, except any government-sponsored program or legally or governmentally required benefit. The Company has no liability under any Employee Plan, including, without limitation, an Employee Plan which is an "employee benefit plan" as defined in
Section 3(3) of ERISA.

      2.22. LEASEHOLD PROPERTY. The Company has valid leasehold interests in all leased personal property that is material to the conduct of the Business, and there is not under any related lease any default (or event that, with the giving of notice or the passage of time or both, would constitute a default) by the Company.

      2.23. BOOKS AND RECORDS. The stock record books and other corporate records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been substantially maintained in accordance with sound business practices and all applicable Laws.

      2.24. INVESTMENT INTENT. The Sellers are acquiring the PSCCC Shares for investment only and not with an intent to distribute them in violation of any applicable Federal or state securities laws.

      2.25. DISCLOSURE. All written information that on or prior to the Closing Date has been made available to Buyer by the Sellers or the Company in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the Schedules and Exhibits attached hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not materially misleading in light of the circumstances under which such information was made.


                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      The Buyer hereby represents and warrants to Sellers as follows:

      3.1. ORGANIZATION; POWER AND CORPORATE AUTHORITY. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has the power, legal capacity and corporate authority to execute and deliver this Agreement and the other agreements and instruments for which provision is made herein to be executed and delivered by Buyer and to perform its obligations under this Agreement and the other agreements and instruments to which Buyer will be a party. This Agreement and such other agreements and instruments shall constitute valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms. All corporate and other action on the part of the Buyer necessary for the authorization, execution, delivery and performance by the Buyer of this Agreement shall be performed on or prior to the Closing Date.

      3.2. NO VIOLATION. Neither the execution and delivery of this Agreement by Buyer nor the performance by Buyer of its obligations in such capacity under this Agreement, will (a) result in the violation of the Articles of Incorporation or Bylaws of the Buyer as in effect on the Closing Date or (b) result in the breach of, or constitute a default under, any material agreement or instrument to which Buyer is a party or by which Buyer is bound or constitute an event which, after notice or lapse of time or both, would result in any of the foregoing.

      3.3. BROKERS. Buyer has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any commission or any other similar form of compensation.


                                   ARTICLE IV.
                              CONDITIONS TO CLOSING

      4.1. CONDITIONS TO THE OBLIGATION OF BUYER. The obligation of Buyer to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all the following conditions, any one or more of which may be waived in whole or in part by the Buyer:

            (a) The Buyer shall have conducted a full and complete due diligence investigation of the Company and shall be satisfied, in its sole discretion, with the results of such due diligence investigation. Notwithstanding any other provision of this Agreement, the Sellers shall cause the Company to fully cooperate with the Buyer and its representatives, including, without limitation, its attorneys and accountants, in connection with this due diligence investigation, and shall give the Buyer and such representatives full and complete access to the Company and its books, records, properties, contracts and other information and documents in connection therewith.

            (b) The Sellers shall have complied with all of their respective covenants and agreements contained herein, and the representations and warranties of the Sellers contained in this Agreement shall be true on and as of the Closing Date as if made on and as of the Closing Date.

            (c) Buyer shall have received the following documents, in each case in form and substance reasonably satisfactory to Buyer and its counsel:

                  (i) Certificates representing the Shares duly endorsed in negotiable form or accompanied by stock powers duly executed in blank with all transfer taxes, if any, paid in full.

                  (ii) A certificate signed by the Sellers which certifies that the conditions specified in Section 4.1(b) hereof have been satisfied;

                  (iii) The minute books, stock ledgers and corporate seal of the Company.

                  (iv)  Specimen signature certificates signed by the Sellers.

                  (v) Such other agreements and documents as Buyer or its counsel may reasonably request.

            (d) No Litigation shall be pending or threatened and no order, injunction or decree shall have been entered by any Governmental Authority against the Sellers, the Company, the Shares or the Buyer which would prohibit, restrict or delay consummation of the transactions contemplated by this Agreement.

            (e) All consents and approvals of third parties which are required to consummate the transactions contemplated herein shall have been obtained and delivered to the Buyer.

      4.2. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation(s) of Sellers to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all the following conditions, any one or more of which may be waived in whole or in part by the Sellers:

            (a) Buyer shall have complied with all of its respective covenants and agreements contained herein, and the representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as if made on and as of the Closing Date.

            (b) The Sellers or the Escrow Agent, as applicable, shall have received the following documents or items, in each case in form and substance satisfactory to the Sellers, and their respective counsel:

                  (i) Certificates representing the PSCCC Shares with all transfer taxes, if any, paid in full.

                  (ii) A certificate signed by an authorized representative of the Buyer which certifies that the conditions specified in Section 4.2(a) hereof have been satisfied.

                  (iii) Incumbency and specimen signature certificates signed by the officers of Buyer and certified by the Secretary of Buyer.

                  (iv) Such other agreements and documents as the Sellers or their counsel may reasonably request.


                                   ARTICLE V.
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties made in this Agreement shall survive the Closing Date for a period equal to the applicable statute of limitations.

      5.2.  INDEMNIFICATION BY SELLERS.

            (a) The Sellers shall jointly and severally indemnify, defend, and hold Buyer, and its officers, directors, employees, and shareholders and their respective successors and permitted assigns (each, a "BUYER'S INDEMNIFIED PARTY"), harmless from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, settlements, penalties, and forfeitures, and reasonable costs and expenses (including court costs and any other litigation related expenses incident thereto) (each, an "INDEMNITY LOSS") asserted against, suffered, or incurred by any Buyer's Indemnified Party arising out of or in any way related to any misrepresentation in or breach of the representations and warranties of the Sellers or the failure of the Sellers to perform any of their covenants or obligations contained in this Agreement or in any Exhibit or Schedule hereto;

            (b)   INDEMNIFICATION PROCEDURES:

                  (i) The Sellers shall be obligated to indemnify the Buyer Indemnified Party only for those claims as to which the Buyer Indemnified Party has given the Sellers written notice no later than two (2) years after the Buyer Indemnified Party's discovery of the facts giving rise to any such claim. Any written notice delivered pursuant to this clause shall set forth with specificity the basis of the claim and an estimate of the amount thereof.

      5.3. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, and hold each of the Sellers (and its respective successors and assigns) (each, a "SELLERS' INDEMNIFIED PARTY"), harmless from and against any Indemnity Loss asserted against, suffered or incurred by any Sellers' Indemnified Party arising out of or in any way related to any misrepresentation in or breach of the representations and warranties of Buyer or the failure of Buyer to perform any of its covenants or obligations contained in this Agreement or in any Exhibit or Schedule hereto.

      5.4. NOTICE. If any person believes that it has suffered or incurred any Indemnity Loss, that person shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If any action at law, suit in equity or administrative action is instituted by or against a third party with respect to which any person intends to claim any liability or expense as an Indemnity Loss under this Article V, such person shall promptly notify the indemnifying party of such action.

      5.5. DEFENSE OF CLAIMS. The indemnifying party shall have ten (10) business days after receipt of either notice referred to in Section 5.4 hereof to notify the indemnified party that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person promptly pay the indemnified person in accordance with the other terms and conditions of this Article V the amount of any Indemnity Loss resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to undertake, conduct and control, through counsel of its own choosing and its sole expense, the conduct and settlement of such action or suit, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that: (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (iii) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person, and (iv) upon a final determination of such action or suit, the indemnifying party shall agree promptly to reimburse to the extent required under this
Article V the indemnified person for the full amount of any Indemnity Loss resulting from such action or suit and all reasonable and related expenses incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action or suit.

      5.6. COOPERATION. If requested by the indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person, and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party. Notwithstanding any other provision of this Agreement, no party hereto shall be required to cooperate under this Section 5.6 if such cooperation would require that party to (a) incur any monetary obligation or liability; or (b) independently commence litigation.

      5.7. RIGHT TO PARTICIPATE. The indemnified person shall afford the indemnifying party and its counsel (at the indemnifying party's own expense) the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified person or conferences with representatives of or counsel for such persons.

      5.8.  PAYMENT OF LOSSES; ESCROWED SHARES AS COLLATERAL.

            (a) The indemnifying party shall promptly pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person is entitled by reason of the provisions of this Agreement. Any claim for which indemnification occurs under this Agreement shall be assigned (without recourse) to the indemnifying party. The parties covenant that any payment made pursuant to this Article V will be treated by the parties on their respective tax returns as an adjustment to the Purchase Price. All amounts recoverable by an indemnified person shall be net of tax benefits actually received by such indemnified person in the tax year in which the Indemnity Loss occurred.

            (b) Notwithstanding any other provision hereof, the Escrowed Shares shall secure the payment of any indemnification obligations that arise under
Section 5.2 of this Agreement subject to the terms of Section 1.3 hereof. The Sellers agree that any such payments not promptly made in cash pursuant to
Section 5.8(a) hereof shall be made by the prompt return of an appropriate number of the Escrowed Shares to PSCCC. The appropriate number of Escrowed Shares shall be calculated based on a price of $3.50 for each Escrowed Share.

      5.9. SUBROGATION. In the event of any payment by an indemnifying party to an indemnified party in connection with any Indemnity Loss, the indemnifying party shall be subrogated to and shall stand in the place of the indemnified party as to any events or circumstances in respect of which the indemnified party may have any right or claim against any third party relating to such event of indemnification. The indemnified party shall cooperate with the indemnifying party in any reasonable manner in prosecuting any subrogated claim.

      5.10. LIMITATIONS ON ACTIONS. Notwithstanding anything to the contrary in this Agreement, neither party hereto shall be liable to the other party hereto (or any Buyer's Indemnified Party or Sellers' Indemnified Party, as applicable) for any Indemnity Losses until the aggregate amount of such Indemnity Losses exceeds Five Thousand Dollars ($5,000); provided, however, that once this amount is exceeded the responsible party shall be responsible for the full payment of all such Indemnity Losses without any deduction.


                                   ARTICLE VI.
                        CERTAIN COVENANTS; MISCELLANEOUS

      6.1. FURTHER ASSURANCES. The Sellers shall, from time to time after the Closing, upon the request of Buyer, promptly execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, assurances and other documents as may be required to transfer to and to vest in Buyer all right, title and interest of the Company in and to the Shares and to protect the right, title and interest of Buyer in and to all of the Shares.

      6.2. NOTICES. Notices hereunder will be effective if delivered by hand delivery or recognized overnight courier to the address given below:

                  (a)   If to the Buyer:

                        PharmaSystems Cost Containment Corp.
                        7350 N.W. 7th Street, Suite 104
                        Miami, Florida 33126
                        Attention:   Aurelio Alonso, Chief Financial Officer

                        With a copy to:

                        Kirkpatrick & Lockhart LLP
                        Miami Center, 20th Floor
                        201 S. Biscayne Boulevard
                        Miami, Florida 33131
                        Attention: Robert C. White, Jr., Esq.


                  (b)   If to Sellers:

                        Dr. Jose L. and Maria Rodriguez

                        -------------------------------

                        -------------------------------

                        -------------------------------

                        Carlos Marin

                        -------------------------------

                        -------------------------------

                        -------------------------------

All notices delivered hereunder shall be marked "PERSONAL AND CONFIDENTIAL." Any party may change the address or number to which notices are to be addressed by giving the other parties notice in the manner herein set forth. Any notice given in accordance with the requirements of this Section 6.2 shall be deemed to have been given when delivered.

      6.3. PUBLIC ANNOUNCEMENTS AND RELEASES. Except to the extent required by applicable Law, no disclosure of (a) this Agreement, the other agreements and instruments to be executed in connection herewith, any of the provisions hereof or thereof, or any of the transactions contemplated hereby or thereby; or (b) any confidential information concerning the Company, shall be made by any party hereto to any person or entity not a party hereto, and the respective employees, directors, officers, representatives and advisors of such parties (as applicable) who need to know such information. The parties hereto shall consult with each other before any party issues any press release or otherwise makes any public statements with respect to this Agreement or the transactions contemplated hereby, and, except as may be required by Law, any such press release or public statement shall be approved in advance by all parties.

      6.4. NO REGISTRATION OR REGISTRATION RIGHTS. The Sellers each (a) hereby acknowledge and agree that the PSCCC Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), or the securities laws of any state or other jurisdiction in reliance upon applicable exemptions from such registration, and that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby do not grant, provide or confer any registration rights on the Sellers with regard to the PSCCC Shares, and (b) shall not sell, transfer or assign the PSCCC Shares unless such sale, transfer or assignment complies with the requirements of the Act and the securities laws of such State or other jurisdiction.

      6.5. GOVERNING LAW; VENUE. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within that state except to the extent that federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state and federal courts located in Dade County, Florida, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.

      6.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      6.7. HEADINGS; GENDER; REFERENCES. The headings, subheadings and captions in this Agreement and in any appendix, exhibit or schedule hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the use of masculine pronouns shall be deemed to include feminine and neuter pronouns, as appropriate. References in this Agreement to sections, subsections, schedules or exhibits are to sections, subsections, schedules or exhibits in or to this Agreement unless otherwise stated.

      6.8. SCHEDULES, EXHIBITS AND RECITALS. The schedules and exhibits attached hereto and the recitals contained herein are hereby incorporated by reference and made a part of this Agreement as if set forth in full herein.

      6.9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective unless set forth in a writing signed by all parties hereto.

      6.10. ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits, reasonable attorneys' fees including attorneys' fees for any appeal and costs incurred in bringing such suit or proceeding. Each party hereto shall be responsible for its own legal fees incurred in connection with the negotiation and preparation of this Agreement, even if this Agreement is terminated prior to the consummation of the transactions contemplated herein.

      6.11. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES; Assignment. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, this Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement or a successor or permitted assign of a party to this Agreement. No party hereto shall assign this Agreement or its rights and obligations hereunder without the other parties' prior written consent.

      6.12. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability and validity of the remaining provisions of this Agreement or other rights and obligations hereunder shall not be affected thereby.

      6.13. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING. STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY'S ACCEPTANCE AND EXECUTION OF THIS AGREEMENT.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase Agreement to be duly executed and delivered as of the date first above written.

                                    PHARMASYSTEMS COST CONTAINMENT CORP.


                                    By: /s/ Jose L. Rodriguez
                                        ---------------------
                                    Name: Jose L. Rodgriguez
                                    Title:President


                                    /s/ Jose L. Rodriguez, M.d.
                                    ---------------------------
                                    Jose L. Rodriguez, M.D.


                                    /s/ Maria Rodriguez
                                    -----------------------------------
                                    Maria Rodriguez


                                    /s/ Carlos M. Marin
                                    -----------------------------------
                                    Carlos M. Marin